                                                  SUBSIDIARIES OF THE REGISTRANT


                                               Subsidiary or                            Percent of                    State of
     Parent                                     Organization                            Ownership                  Incorporation
     ------                                     ------------                            ---------                  -------------

HBancorporation, Inc.                       Heritage National Bank                         100%                       Federal